SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 1, 2017

TransDigm Group Incorporated
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)
001-32833
(Commission File Number)
41-2101738
(IRS Employer Identification No.)

1301 East 9th Street, Suite 3000, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)
(216) 706-2960
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants’ under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On June 1, 2017, TransDigm Group Incorporated (NYSE: TDG) announced that it has recently acquired three add-on aerospace product lines for a total purchase price of approximately $100 million. The product lines have combined revenues of approximately $32 million. TransDigm Group has financed the acquisitions through existing cash on hand. All three product lines consist primarily of proprietary, sole source products with significant aftermarket content. The three product lines will be consolidated into existing TransDigm Group businesses. The products include highly engineered aerospace controls, quick disconnect couplings, and communication electronics.

A copy of the June 1, 2017 press release announcing the acquisition is attached to this Current Report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibit is being filed with this Current Report on Form 8-K:

99.1	Press Release issued June 1, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By	/s/ Terrance Paradie
Terrance Paradie
Executive Vice President and Chief Financial Officer

Date: June 1, 2017

Exhibit Index

Exhibit No.	Description
99.1	Press Release of TransDigm Group Incorporated, dated June 1, 2017.